[Cartoon's Graphic Identifier]

CARTOON ACQUISITION, INC.

POST OFFICE BOX 202 WYOMING, NEW YORK 14591-0202 TELEPHONE AND TELECOPIER (585) 495-9923

April 22, 2006

Form 211 Committee Burt Martin Arnold Securities, Inc. Fka BMA SECURITIES Suite 100 608 Silver Spur Road Rolling Hills Estates, California 90274

Subject:	Cartoon Acquisition, Inc.
Securities and Exchange Commission File No. 000-50411

Gentlemen:

     This letter is being furnished to BMA Securities, a fictitious business conducted by Burt Martin Arnold Securities, Inc., a California corporation, N. A. S. D. CRD No. 108219 ("BMA"), by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware ("Cartoon"), in furtherance of that certain understanding between them of April 22, 2006 (the "Understanding"), by Cartoon's submission to BMA of its Form 211 Application; whereby, Cartoon is providing further certifications to BMA as to the exclusion of Cartoon's officers and directors from any criminal acts or activities for the period beginning on the date five (5) years prior to the date hereof, as follows:

     Under penalty of perjury, the undersigned, Randolph S. Hudson, Cartoon's principal executive officer and principal shareholder certifies to BMA that each of any officer, director, or shareholder who owns more than five per cent (5%) of Cartoon's common voting equity securities, for the aforementioned period:

a.	has never been refused a bond by any surety company; and no surety company that insured him has ever paid out any funds under such coverage, if any;

b.	has never been suspended, expelled, or otherwise disciplined by any regulatory body or by any national securities exchange or association and has never been refused membership therein;

c.	has never been associated with any organization, as a director or controlling stockholder, partner, officer, or employee or other representative of a public corporation or broker-dealer which has been, or a principal of which has been, suspended or expelled from any such corporation or registered association, or has ever been refused membership therein, or whose registration as a

BMA Securities, April 22, 2006, Page 1 of 3

broker-dealer with the Securities and Exchange Commission or of any state's securities department has been denied, suspended, or revoked;

d.	is not the subject of any order of the National Association of Securities Dealers, any national securities exchange, or the Securities and Exchange Commission which revokes, suspends, or denies membership or registration, or which bars association with any public company, broker- dealer, or municipal securities dealer;

e.	has never willfully violated or been unable to comply with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the rules or regulations under any such statutes, or the rules of any securities rulemaking board;

f.	has never willfully aided, abetted, counseled, commanded, induced, or procured the violation by any other person of any provision of the statutes, rules, and regulations referred to in (e) above;

g.	has never been enjoined as acting as an investment advisor, underwriter, broker-dealer, or municipal securities dealer, or as an affiliated person or employee of any investment company, bank, or insurance company, or from engaging in or continuing in any conduct or practice in connection with any such activity, or in connection with the purchase or sale of securities or commodities;

h.	has never been the employee or the principal of any corporation, firm, or association, which has been enjoined from selling or dealing in securities or commodities, or from functioning as an investment advisor, officer, or director of any such corporation, firm, or association;

i.	has never been arrested, indicted, or convicted for any felony or misdemeanor involving the purchase, sale, or delivery, of any security, or arising out of the conduct of the business of a broker-dealer, fiduciary, investment company, investment advisor, underwriter, bank, trust company, insurance company, or other financial institution, or involved in any crime in which violence or threats of violence against any person, dishonesty, the wrongful taking of any property, or any manner of fraud was a factor, or involving conspiracy to commit any of the foregoing;

j.	has never been convicted of, or pleaded no-contest, to a felony of any kind, or to a misdemeanor involving embezzlement, theft, counterfeiting, forgery, fraud, false statements, misappropriation of funds, abuse or misuse of a fiduciary relationship, or purchase or sale of any security arising out of the conduct of a public company or broker-dealer;

k.	has never been associated, as a principal or employee, with any organization, which has ever been, or a principal of which has ever been, convicted of a felony of any kind, or of a misdemeanor involving embezzlement, fraudulent conversion of funds, abuse or misuse of a fiduciary relationship, or a purchase or sale of any security arising out of the conduct of a public company or broker-dealer.

     The undersigned and Cartoon are not deemed to fall within the interpretation or connotations associated with the negative distinctions of the disqualification provisions that are enumerated in 17 CFR 230.262; moreover, no person who is serving as an officer, director, or shareholder who owns more than five per cent (5%) of Cartoon's common voting equity securities is subject to statutory disqualification, as that term is defined in section 3(a)39 of the Act.

     The undersigned expressly affirms that the foregoing statements in this letter, a continuation of that certain Understanding, are true and correct and that he has not knowingly withheld or omitted any fact

BMA Securities, April 22, 2006, Page 2 of 3

or circumstance. Any misinterpretation or omission of any material fact in this letter or in the Understanding, or in any other materials associated herewith, is sufficient grounds and cause for BMA to terminate that certain Understanding. The undersigned understands that the information he is providing to BMA hereinabove is subject to verification by BMA.

     The undersigned authorizes BMA to provide the information contained hereinabove to any governmental regulatory agency, stock exchange, securities dealers association, or other similar body or organization.

     The undersigned has the legal right to execute and deliver this further Understanding on behalf of Cartoon. The execution and delivery of this Understanding by the undersigned is not subject to any authorization or consent required to be obtained from any third person.

     Neither this letter, nor any portion of that certain Understanding, nor the negotiation, preparation, or submission hereof, shall be, or shall be deemed or construed to be (i) an admission of (a) any liability by any party to that certain Understanding, or (b) the validity of any claims; or (ii) the basis for any lawsuit or mediation other than an action to enforce, or to seek damages, for the unintentional omission of any facts contained in that certain Understanding or in this letter.

     Should you request additional information in regard to that certain Understanding or in respect of the statements made hereinabove, please do not hesitate to contact the undersigned at (585) 495-9923.

Thank you for your courtesy and assistance in this matter.

Very truly yours,

CARTOON ACQUISITION, INC.

/s/ Randolph S. Hudson

Randolph S. Hudson
President
Chief Executive Officer

cc:	Stephen D. Rogoff, Esq.
Michael T. Studer, C. P. A.
John J. Marchaesi, C. P. A.

BMA Securities, April 22, 2006, Page 3 of 3